 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2024

Concord Acquisition Corp II

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40773 (Commission File Number)	86-2171101 (I.R.S. Employer Identification No.)

477 Madison Avenue New York, NY (Address of principal executive offices)	10022 (Zip Code)

(212) 883-4330
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	CNDAU	OTC Pink
Class A Common Stock, par value $0.0001 per share	CNDA	OTCQX
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	CNDAW	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 11, 2024, OTC Markets Group issued a press release regarding Concord Acquisition Corp II (the “Company”) joining the OTCQX® Best Market (“OTCQX”) effective on the same day. The Company began trading its Class A common stock, par value $0.0001 per share (“Class A Common Stock”), on October 11, 2024 on OTCQX under the symbol “CNDA.” A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s units (“Units”), each consisting of one share of Class A Common Stock and one-third of one redeemable warrant, trade on the OTC Markets’ Pink Market under the symbol CNDAU. The Company’s redeemable warrants (“Warrants”), each one whole Warrant exercisable for one share of Class A Common Stock at a price of $11.50 per share, began trading on the OTCQB® Venture Market under the symbol CNDAW on October 21, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCORD ACQUISITION CORP Ii

By:	/s/ Jeff Tuder
Name: Jeff Tuder
Title: Chief Executive Officer

Date: October 21, 2024